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                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

Name:                                   YORKTOWN ENERGY PARTNERS V, L.P.

Address:                                410 PARK AVENUE, 19TH FLOOR
                                        NEW YORK, NY 10022-4407

Designated Filer:                       YORKTOWN V COMPANY LLC

Issuer & Ticket Symbol:                 CONCHO RESOURCES INC. [CXO]

Date of Event Requiring Statement:      02/27/2008

Signature:                              YORKTOWN ENERGY PARTNERS V, L.P.

                                        By: Yorktown V Company LLC,
                                              its general partner

                                            By: /s/ Robert A. Signorino
                                                -------------------------------
                                                Member

Date:                                   02/29/2008